                                                                   EXHIBIT 10.01

               AMENDMENT TO LOAN AGREEMENT AND NOTE ("AMENDMENT")

         WHEREAS, HMI INDUSTRIES, INC., a Delaware corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known and doing business as Firstar Bank, N.A. ("Bank"), entered into a certain Revolving Credit Agreement dated as of June 8, 2001 as amended from time to time and most recently by that certain letter amendment dated as of February 20, 2004 (as amended, herein referred to as the "Agreement"); and

         WHEREAS, the Borrower and the Bank have agreed to amend the Agreement to modify financial accommodations to Borrower, all upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Borrower and the Bank hereby agree as follows:

         1. The first sentence of Section 1.1 of the Agreement is hereby amended by deleting such sentence in its entirety and substituting the following in lieu thereof:

            "From time to time prior to December 31, 2004 (the "MATURITY DATE") or the earlier termination hereof, the Borrower may borrow from Bank for working capital purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $3,000,000.00 (the "LOAN AMOUNT"), less letters of credit issued by the Bank, or (ii) if applicable, the BORROWING BASE (defined below)."

         2. Section 1.5 of the Agreement is hereby amended by inserting the following provision:

            "Borrower shall pay a commitment fee on the average daily unborrowed portion of the Loan Amount at the rate of 25 basis points per annum, payable in arrears on November 1, 2004 the first day of each calendar month thereafter and upon the Maturity Date."

         3. Section 5.2 of the Agreement is hereby amended by deleting the provision relating to "Indebtedness" in the Addendum to Amendment to Loan Agreement and Note in its entirety and substituting the following in lieu thereof:

            "Indebtedness: Borrower shall not be permitted to obtain vendor financing and other borrowings cannot exceed $300,000.00."

         4. The unpaid principal balance of the Loan Amount shall bear interest at an annual rate equal to the prime rate announced by the Bank plus 100 basis points.

         5. The Borrower acknowledges and agrees that certain defaults have occurred under

Section 2.12 of the Agreement with respect to the Borrower's financial reporting requirements the periods ending December 31, 2003, March 31, 2004 and June 30, 2004. The Bank hereby acknowledges the existence of the foregoing default but specifically does not waive such default for the time period specified above. The Bank reserves the right to invoke fully any and all of its respective rights, remedies, powers and privileges under the Agreement and all other related loan documents at any time in the exercise of the Bank's sole and absolute discretion.

         6. This Amendment shall be effective as of October 15, 2004. Except as previously amended or as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Agreement and all other related loan documents executed in connection with the Agreement shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which the Bank may have under the Agreement and any and all related loan documents.

         7. In consideration of this Amendment, the Borrower hereby releases and discharges the Bank and its directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations (as defined in the Agreement) of the Borrower, the Agreement or any mortgage or security interest related thereto.

         8. For purposes of this Amendment, the terms used in the Agreement shall have the same meaning as used herein unless otherwise defined herein. The Borrower and the Bank hereby agree to extend all liens and security interests securing the Obligations, until said Obligations, as modified herein, and any and all related promissory notes have been fully paid. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Agreement and/or any other instruments evidencing, securing or related to the Obligations. The Borrower hereby acknowledges that all liens and security interests securing the Obligations are valid and subsisting.

         9. The Borrower covenants and agrees (i) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Agreement, as modified by this Amendment, and (ii) to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Agreement and all other related loan documents executed in connection herewith or thereof.

         10. The Borrower hereby declares that the Borrower has no set offs, counterclaims, defenses or other causes of action against the Bank arising out of the Agreement or any related loan documents, and to the extent any such set offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by the Borrower.

         11. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

         12. The Borrower hereby agrees to pay the Bank an Amendment Fee in the amount of Three Thousand Dollars ($3,000.00) on the date of the execution of this Amendment and further agrees to reimburse the Bank for any and all out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, attorneys' fees.

         13. The Borrower hereby represents and warrants to the Bank that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the organizational agreements of the Borrower or any law applicable to the Borrower or result in a breech of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and binding obligation upon the Borrower in every respect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower and Bank have executed this Amendment as of the date set forth above.



                   BANK:           U.S. BANK NATIONAL ASSOCIATION,
                                    a national banking association

                                   By: /s/ Judith Ulrich
                                       -----------------
                                   Name: Judith Ulrich
                                         -------------
                                   Its:  VP
                                         --


                   BORROWER:       HMI INDUSTRIES, INC.,
                                    a Delaware corporation

                                   By: /s/ Julie A. McGraw
                                       -------------------
                                   Name: Julie A. McGraw
                                         ---------------
                                   Its: Vice President, CFO
                                        -------------------

[USBANK LOGO]


COMMERCIAL BANKING DEPARTMENT
U.S. Bank Centre
1350 Euclid Avenue
Suite 1100, CN-OH-RN11
Cleveland, OH 44115


October 15, 2004


Julie McGraw
Chief Financial Officer
HMI Industries, Inc.
6000 Lombardo Center, Ste. 500
Seven Hills, Ohio 44131

Dear Julie:

 Reference is made to the Term Loan Agreement (herein called the "Instrument") dated June 8, 2001 and as amended from time to time by and between HMI Industries, Inc. (herein called the "Borrower") and US Bank (herein called the "Bank"). In connection therewith and pursuant to violation of the tangible net worth covenant and financial reporting covenant, please be advised as follows:

         Notwithstanding the requirements and/or the restrictions contained in the Instrument and particularly in Section 5.2 attached addendum, the Bank hereby gives its written consent to the Borrower to allow the following waiver in the fiscal year ended 9/30/03 and interim periods 12/31/03, 3/31/04 and 6/30/04:

         I.       Section 5.2 attached addendum:

         Borrower shall maintain a tangible net worth at all times of not less than $2,400,000; calculated at the end of the quarter, increasing at the end of each fiscal year by 50% of positive net income. Amended to eliminate tangible net worth covenant through 12/31/04.

         Borrower shall provide the Bank with quarterly financial statements within 45 days of quarter end and annual CPA Audited financial statements within 90 days of year end.

These covenants are amended and will be evidenced in amended documents dated October 15, 2004.

Kindly indicate your acceptance of this agreement by executing and returning the enclosed copy of this letter.

Very truly yours,

/s/ Judith Ulrich
-----------------

Judith A. Ulrich
Vice President
Commercial Banking

The Borrower hereby agrees to the waiver set forth above. The Borrower further agrees all of the other terms, and conditions set forth in the Instrument shall remain in full force and effect.

Approved and accepted by:

HMI Industries, Inc.

By: /s/ Julie McGraw
    ----------------

Title: VP-CFO
       ------

Date: October 15, 2004
      ----------------